CONSENT OF ROBERT A. STANGER & CO., INC. We hereby consent to the use in this Registration Statement on Form S-4 of our opinion letter dated December 14, 2018 to the Special Committee of the Board of Directors of Griffin Capital Essential Asset REIT, Inc. included as Annex B to the joint proxy statement and prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such proxy statement/prospectus. In giving such consent, we do not hereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the SEC thereunder. ROBERT A. STANGER & CO. INC. Dated: December 28, 2018 Stanger Consent.docx